Exhibit 10.2
Time Warner Cable Inc.
Description of Compensation for Non-Employee Directors
     In addition to the Non-Employee Director compensation described in the section titled “Director Compensation” in the Company’s Proxy Statement dated April 20, 2009, on July 30, 2009, the Company’s Board of Directors approved, commencing in 2009, an additional annual cash retainer of $20,000 for the Lead Director, $10,000 for the Chair of the Finance Committee and $5,000 for each member of the Finance Committee, prorated and retroactive to their dates of service.